BUTLER INTERNATIONAL, INC.
                                110 Summit Avenue
                           Montvale, New Jersey 07645



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 6, 1999



         The Annual Meeting of Stockholders of BUTLER INTERNATIONAL, INC. will be held at its headquarters facility at 110 Summit Avenue, Montvale, New Jersey on Thursday, May 6, 1999 at 4:00 p.m. for the following purposes:

1. To elect one director to hold office for a term of five years.

2. To vote on a proposal to increase the authorized number of shares of Preferred Stock.

3. To vote on a proposal to amend and restate the 1992 Employee Stock Plans (i) by increasing the aggregate number of shares of the Company's Common Stock that may be subject to option under the Employee Stock Plans; and (ii) by limiting the number of shares of the Company's Common Stock that may be granted to any one employee under the Employee Stock Plans in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended.

4. To vote on a proposal to approve the Performance Bonus Plan for the President and Chief Executive Officer of the Company to qualify such plan under Section 162(m) of the Internal Revenue Code of 1986, as amended.

5. To vote on a proposal to amend the 1992 Stock Option Plan for Non-Employee Directors.

6. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of record of the Common Stock and the 7% Series B cumulative convertible Preferred Stock at the close of business on March 25, 1999 are entitled to notice of, and to vote at, this meeting or any adjournment or adjournments thereof.


                                         By Order of the Board of Directors,



                                         Warren F. Brecht
                                         Secretary



Montvale, New Jersey
April 6, 1999


--------------------------------------------------------------------------------

If you cannot personally attend the meeting, it is earnestly requested that you promptly indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed self-addressed envelope, which requires no postage if mailed in the United States. Doing so will save the Company the expense of further mailings. If you sign and return your proxy card without marking choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Board of Directors.
--------------------------------------------------------------------------------

                           BUTLER INTERNATIONAL, INC.
                                110 Summit Avenue
                               Montvale, NJ 07645


                                                                   April 6, 1999

                                 PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors of Butler International, Inc., a Maryland corporation (the "Company"). Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies FOR the election as a director of the nominee listed below for a term expiring in 2004; FOR the proposal to increase the authorized number of shares of preferred stock from 5,000,000 to 10,000,000; FOR the proposal to amend and restate the 1992 Employee Stock Plans (i) by increasing the aggregate number of shares of the Company's Common Stock that may be subject to option under the Employee Stock Plans by 250,000; and (ii) by limiting the number of shares of the Company's Common Stock that may be granted to any one employee under the Employee Stock Plans in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended; FOR the proposal to approve the Performance Bonus Plan for the President and Chief Executive Officer of the Company to qualify such plan under Section 162(m) of the Internal Revenue Code of 1986, as amended; and FOR the proposal to amend the 1992 Stock Option Plan for non-employee directors by increasing the aggregate number of shares of the Company's common stock that may be subject to options thereunder by 60,000. In the event that a nominee for director becomes unavailable to serve, which management does not anticipate, the persons named in the proxy reserve full discretion to vote for any other person who may be nominated. Any stockholder giving a proxy may revoke the same at any time prior to the voting of such proxy. This Proxy Statement and the accompanying proxy are being mailed on or about April 6, 1999.

         Each stockholder of the Company will be entitled to one vote for each share of common stock and each share of 7% Series B convertible preferred stock, standing in his or her name on the books of the Company at the close of business on March 25, 1999. On that date, the Company had outstanding and entitled to vote 6,626,232 shares of common stock and 3,014,564 shares of 7% Series B cumulative convertible preferred stock.

                        PROPOSAL 1: ELECTION OF DIRECTOR

     Pursuant to the Company's Articles of Incorporation and By-Laws, as amended, the Board of Directors currently consists of five classes of directors having staggered terms of five years each. One Director's term expires at each Annual Meeting, with the term of the Fourth Class Director expiring at this year's Annual Meeting. Unless instructed to the contrary on the proxy, the persons named in the proxy will vote for the election of Edward M. Kopko as Fourth Class Director to hold office for five years. The nominee is currently the Chairman of the Board of Directors of the Company and has been the Chairman since the organization of the Company in November, 1985.

Nominee for Director -- Term Expires in 2004

EDWARD M. KOPKO

     Mr. Edward M. Kopko, age 44, has been the President and the Chairman of the Board of Directors of the Company since its inception in November, 1985. Mr. Kopko has also been the Chairman, President and Chief Executive Officer of Butler Service Group, Inc. since 1989, and the chairman of other Butler subsidiaries, devoting his full time to the business of Butler and its subsidiaries. Mr. Kopko is the past President and a member of the Executive Committee of the National Technical Services Association, the predominant trade association for the contract technical services industry. Mr. Kopko holds a B.A. degree in economics from the University of Connecticut, an M.A. degree in economics from Columbia University, and he undertook doctoral work in economics at Columbia.

         The election of the Fourth Class Director requires the approval of a majority of the votes cast by holders of the shares of the Company's common stock and the Company's 7% Series B cumulative convertible preferred stock, voting together as a single class. Any shares not voted, whether by broker non-vote or otherwise, have no impact on the outcome of the vote.

     The Board of Directors unanimously recommends a vote FOR the election of Mr. Edward M. Kopko as Fourth Class Director.

                         DIRECTORS CONTINUING IN OFFICE

JOHN F. HEGARTY                      Director since 1985 -- Term expires in 2001

     Mr. Hegarty, age 72, is the Secretary and a Director of UAS Automation Systems, Inc. ("UAS"), a manufacturer of tile removal equipment. He has been a director and officer of UAS since June, 1983, serving as its Chairman until 1990. Mr. Hegarty holds a Bachelor's degree in electrical engineering from Manhattan College.


FREDERICK H. KOPKO, JR.              Director since 1985 -- Term expires in 2002

     Mr. Frederick H. Kopko, Jr., age 43, is a partner of the law firm of McBreen, McBreen & Kopko, Chicago, Illinois, and has been associated with that firm since January, 1990. Mr. Kopko practices in the area of corporate law. He has been a director of Mercury Air Group, Inc. since November, 1992 and a Director of Sonic Foundry, Inc. since December, 1995. Mr. Kopko received a B.A. degree in economics from the University of Connecticut, a J.D. degree from Notre Dame Law School, and an M.B.A. degree from the University of Chicago. He is the brother of Edward M. Kopko.


HUGH G. McBREEN                      Director since 1986 -- Term expires in 2000

     Mr. McBreen, age 44, is a partner of the law firm of McBreen, McBreen & Kopko and has been associated with that firm since September, 1983. He is also the Secretary of Peter J. McBreen and Associates, Inc., a risk management and loss adjustment company. Mr. McBreen practices in the area of aviation law. He received an A.B. degree from Dartmouth College and a J.D. degree from Notre Dame Law School.



NIKHIL S. NAGASWAMI                   Director since 1994 - Term expires in 2003

         Mr. Nagaswami, age 42, has been an independent management consultant since September, 1994, and is currently Managing Partner of Uniexcel Management Systems de Mexico. From August, 1992 until August, 1994, he was associated with Scott Paper Company, where he was Director-Corporate Planning and Analysis. During 1990 through 1992, when he served as an independent advisor to the Board of Directors of Butler, he played a key role in developing Butler's long-term strategy, restructuring its operations, and implementing management processes. Mr. Nagaswami received a Bachelors of Technology degree in metallurgy from the Indian Institute of Technology, a Masters of Applied Science degree in materials science and metallurgy from the University of Delaware, and an M.B.A. degree from the Wharton School, University of Pennsylvania in financial management, strategic planning and control.

                      MEETINGS AND COMMITTEES OF DIRECTORS

     The Board of Directors met five times during 1998. The Board of Directors has four standing committees, the Audit Committee, the Executive Compensation Committee, the Stock Option Committee and the Section 162(m) Executive Compensation Committee. The Company does not have a nominating committee of the Board of Directors.

     The Audit Committee consists of Messrs. Frederick H. Kopko, Jr., Hegarty, McBreen, and Nagaswami. The functions of the Audit Committee are to review with the Company's independent public auditors the scope and adequacy of the audit to be performed by such independent public auditors; the accounting practices, procedures, and policies of the Company; and to review all related party transactions. The Committee met two times in 1998.

     The Executive Compensation Committee consists of Messrs. Frederick H. Kopko, Jr., Hegarty, McBreen, and Nagaswami. The Committee makes recommendations to the Board with respect to salaries of employees and is responsible for determining the amount and allocation of any incentive bonuses among the employees. The Committee met two times during 1998.

     The Stock Option Committee consists of Messrs. Hegarty and Nagaswami. The Committee is authorized to grant stock options under the Company's Incentive Stock Option Plans and Non-qualified Stock Option Plans, and awards under the Company's Stock Bonus Plan. The Committee met one time during 1998.

     The Section 162(m) Executive Compensation Committee consists of Messers. Hegarty and Nagaswami. This Committee was constituted on December 15, 1998. The Committee makes recommendations to the Board with respect to the salary of Edward M. Kopko, and is responsible for establishing objective, formula-based performance bonus goals and certification as to the goals being met. The Committee is also responsible for determining the amount of any incentive bonus to Edward M. Kopko. The Committee is also authorized to grant to Mr. Kopko stock options under the Company's Stock Option Plan and the Incentive Stock Option Plan, and awards under the Company's Stock Bonus Plan. The Committee met one time during 1998.

     Each member of the Board attended at least 75% of the appropriate board and committee meetings.

                             DIRECTORS COMPENSATION

     The directors of the Company, who are not also full-time employees of the Company, receive a fee of $1,000 for attendance at each meeting of the Board of Directors and $850 per Committee meeting attended. The cash compensation paid to the four non-employee directors combined in 1998 was $33,750. Directors who are not also employees have participated in the 1989 Directors Stock Option Plan, the 1990 Employee Stock Purchase Plan, the 1992 Stock Option Plan for Non-Employee Directors, and other option grants in prior years.

                        EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company, who are appointed by the Board of Directors, hold office for one-year terms or until their respective successors have been duly elected and have qualified. The executive officers of the Company's subsidiaries, who are appointed by such subsidiaries' Boards of Directors, hold office for one-year terms or until their respective successors have been duly elected and have qualified.

     Edward M. Kopko is the Chairman of the Board of Directors and Chief Executive Officer. (See "Proposal 1: Election of Director".)

     Michael C. Hellriegel, age 45, was appointed Senior Vice President-Finance and Treasurer in November, 1995 and also became the Chief Financial Officer of the Company in April, 1996. Prior to that he had served as Vice President and Controller of the Company since January, 1993 and of Butler Service Group, Inc. since August, 1988. Mr. Hellriegel received a B.S. degree from St. Peter's College and an M.B.A. degree, with a concentration in finance, from Fairleigh Dickinson University. He is a Certified Public Accountant.

     R. Scott Silver-Hill, age 45, has been Senior Vice President-Domestic Operations since November, 1995. He served as a Senior Vice President in the Contract Technical Services Division from August, 1990 to November, 1995 and was a Vice President in the Contract Technical Services Division from February, 1988 to August, 1990. Mr. Silver-Hill received B.A. degrees from the University of California at Santa Barbara in history and political science with an emphasis in public administration.

     Harley R. Ferguson, age 62, has been Senior Vice President and Chief Information Officer of the Company since April, 1995 when he joined the Company. Mr. Ferguson was Vice President of O/E Systems from 1994 through 1995 where he directed the Management Information Systems department. From 1985 to 1994 he was Senior Vice President of Kelly Services, Inc. Mr. Ferguson received a Bachelor of Science degree in mathematics and physics from Carleton University, Ottawa, Canada.

                             PRINCIPAL STOCKHOLDERS

     On March 25, 1999, the directors, current executive officers of the Company, all persons known by the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock, and all directors and officers of the Company and its subsidiaries as a group, beneficially owned the number of shares of the Company's common stock ("Common Stock") and Series B 7% cumulative convertible preferred stock ("Series B Preferred Stock") set forth below. Unless otherwise stated, all shares are held directly with sole voting and investment power. The business address of the named stockholders is the address of the Company, except as otherwise noted. Except as disclosed in the chart below, the Company knows of no other person or group owning 5% or more of any class of the Company's voting securities.

                                                                               Series B                    Total Equivalent
                                           Common Stock1                   Preferred Stock2                 Voting Rights3

                                    # of Shares                        # of Shares
                                    Beneficially          % of         Beneficially        % of            # of            % of
Name                                Owned                 Class        Owned               Class           Shares          Total

Edward M. Kopko                     351,871 4             5.2%         666,524            22.1% 5        1,018,395         10.4%
Frederick H. Kopko, Jr.             184,867 6             2.8%         715,106            23.7% 5          899,973          9.3%
Hugh G. McBreen                     164,914 7             2.5%         692,468 8          23.0% 5          857,382          8.8%
John F. Hegarty                     51,1339               0.8%         371,802 10         12.3% 5          422,935          4.4%
Nikhil S. Nagaswami                 64,0001 1             1.0%         --                  --               64,000          0.7%
Michael C. Hellriegel               42,1241 2             0.6%         --                  --               42,124          0.4%
R. Scott Silver-Hill                59,1231 3             0.9%         40,633              1.4%             99,756          1.0%
Harley R. Ferguson                  45,3101 4             0.7%         --                  --               45,310          0.5%
Hollybank Investments, L.P.         425,500 15            6.4%         --                  --              425,500          4.4%
The Sachs Company                   376,500 16            5.7%         --                  --              376,500          4.0%
Kennedy Capital Management          373,900 17            5.7%         --                  --              373,900          3.9%
Lord Abbett & Co.                   578,879 18            8.7%         --                  --              578,879          6.1%
All directors and officers
as a group (18 persons)19         1,083,413 20           15.0%      2,486,533             82.5%          3,569,946         34.9%




1         Assumes exercises of options and warrants.

2 Series B Preferred Stock consists of 3,014,564 outstanding shares, has one vote per share, and is convertible into shares of Common Stock at a rate of .285 per share of Series B Preferred Stock.

3         Does not assume conversion of Series B Preferred Stock

4 Includes 160,733 shares that may be purchased upon exercise of options granted under Butler stock option plans.

5 Messrs. Edward M. Kopko, Frederick H. Kopko, Jr., Hugh G. McBreen and John F. Hegarty have filed a Schedule 13D with respect to their purchases of Series B Preferred Stock. The reporting persons disclaim the existence of a "group" under Section 13(d) of the Exchange Act.

6 Includes 52,333 shares that may be purchased upon exercise of options granted under Butler stock option plans. The business address of Mr. Kopko is 20 North Wacker Drive, Suite 2520, Chicago, IL 60606.

7 Includes 3,625 shares beneficially owned by Mr. McBreen's children (as to which Mr. McBreen disclaims beneficial ownership), 34,000 shares that may be purchased upon exercise of options granted under Butler stock option plans and 40,000 shares that may be purchased upon exercise of certain additional warrants. The business address of Mr. McBreen is 20 North Wacker Drive, Suite 2520, Chicago, IL 60606.

8         Includes  1,362 shares owned by Mr.  McBreen's wife (as to which Mr.
          McBreen disclaims beneficial ownership).

9 Includes 44,800 shares that may be purchased upon exercise of options granted under Butler stock option plans.

10 Includes 56,180 shares beneficially owned by Mr. Hegarty's wife (as to which Mr. Hegarty disclaims beneficial ownership).

11 Consists of 64,000 shares that may be purchased upon exercise of options granted under the 1992 Stock Option Plan for Non-Employee Directors.

12 Includes 32,500 shares that may be purchased upon exercise of options granted under Butler stock option plans.

13 Includes 48,333 shares that may be purchased upon exercise of options granted under Butler stock option plans.

14        Includes 2,000 shares beneficially owned by Mr. Ferguson's wife (as to which Mr. Ferguson disclaims beneficial ownership) and 42,500 shares that may be purchased upon exercise of options granted under Butler stock option plans.

15 Based on publicly available information reported on March 23, 1998, Dorsey R. Gardner, the general partner of Hollybank Investments, L.P. ("Hollybank"), may also be deemed to beneficially own the 425,500 shares beneficially owned by Hollybank. Except to the extent of his interest as a limited partner in Hollybank, Mr. Gardner expressly disclaims such beneficial ownership. Mr. Gardner also beneficially owns 56,000 shares on an individual basis. The business address of Hollybank is One International Place, Suite 2401, Boston, MA 02110.

16 Based on publicly available information reported on February 11, 1999, Morton H. Sachs & Company d/b/a The Sachs Company and Morton Sachs beneficially own 376,500 shares of the Company's Common Stock. The business address of Morton H. Sachs & Company d/b/a The Sachs Company and Morton Sachs is 1346 S. Third Street, Louisville, KY 40208.

17 Based on publicly available information reported on February 11, 1999, Kennedy Capital Management, Inc. beneficially owns 373,900 shares of the Company's Common Stock. The business address of Kennedy Capital Management, Inc. is 10829 Olive Boulevard, St. Louis, MO 63141.

18        Based on publicly  available  information   reported  on  February 12,
          1999, Lord Abbett & Company beneficially owns 578,879 shares of the Company's Common Stock. The business address of Lord Abbett & Company is 767 Fifth Avenue.


19        Includes the officers  of  the Company and its principal subsidiaries.

20 Includes 680,400 shares that may be purchased upon exercise of options granted under Butler stock option plans and 40,000 shares that may be purchased upon exercise of various warrants.


                             EXECUTIVE COMPENSATION
                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee (the "Committee") oversees the executive compensation policies and programs of the Company, including executive and certain non-executive officers. The Company's executive compensation programs are intended to attract and retain qualified executives and to motivate them to achieve goals that will lead to appreciation of stockholder value. A significant portion of each executive's compensation is dependent upon the Company's profitability and the appreciation in the market price of the Company's common stock. Achievement of certain other corporate goals and individual performance objectives also impact executive compensation.

     The main components of executive compensation are: base salary, annual incentive cash bonus, and longer-term equity-based incentive compensation. The Committee periodically reviews independent surveys, compensation trends, and competitive factors in making judgments on the appropriate compensation package for each executive employee. The Compensation Committee's decisions also acknowledge that Butler's Retirement Program is modest compared with many other companies.

     Executive Employment Agreements: In mid-1989, Edward M. Kopko assumed the dual responsibilities of Chairman of the Company and President and CEO of Butler Service Group, Inc., and the position of Chief Operating Officer of Butler
Service Group was eliminated. An employment agreement was executed with Mr. Kopko in December, 1991. Mr. Kopko's base salary and cash bonus were predicated in part on the base salary and cash bonus formula of his predecessor as President and CEO/COO of Butler Serivce Group, and partly on his broader responsibilities as Chairman and CEO of the public company, Butler International, Inc. The terms of Mr. Kopko's employment agreement are set forth below under "Employment Agreements".

     Michael C. Hellriegel, the Company's Senior Vice President--Finance, Treasurer, and Chief Financial Officer entered into a new employment agreement effective January 1, 1996, as authorized by the Executive Compensation Committee. R. Scott Silver-Hill, the Company's Senior Vice President - Domestic Operations, entered into an employment agreement effective July, 1991, as authorized by the Executive Compensation Committee, Harley R. Ferguson, the Company's Senior Vice President and Chief Information Officer, entered into an employment agreement effective April, 1995, as authorized by the Executive Compensation Committee. The terms of these employment agreements are set forth below under "Employment Agreements".

     Base Salary: The salaries of the other executive and non-executive officers within the purview of the Committee are based on a periodic review of surveys of companies of comparable size and complexity. In certain cases, the Company has hired executive talent from outside, and both base pay and other compensation elements have been determined with the guidance of the executive search firm used for that purpose. Except for certain adjustments or a significant increase in responsibilities, annual salary increases are generally limited to cost of living adjustments.


     According to independent surveys, including particularly the Wyatt Data Services Compensation Surveys - All Industries (Excluding Financial Services and Non Profit Organizations) and the Mercer Information Systems Compensation Survey, the combined base salaries of the Company's officers as a group, including the named executive officers, are 7.0% below the median and 9.8% below the average for their positions and company size, based on revenues. Mr. Kopko's base salary individually is 1.9% below the median and 2.1% below the average for his position and company size. The Wyatt Survey was used because it covers a much larger number and variety of companies than in the Peer Group, including over 100 companies in the Company's revenue range.


     Annual Incentive Cash Bonus: Each executive officer and certain non-executive officers are eligible to participate in an annual cash bonus plan. A contractual agreement is reached early in the year, with each such officer to be given the opportunity to earn a cash bonus based in part on the achievement of profitability and in part on the accomplishment of several key individual, department, or business unit objectives that are believed to be vital to the Company's success. The financial objectives are generally based on operating income of the Company as a whole, or of a business unit, division or region--rather than on target thresholds. The mix between financial and non-financial objectives depends upon the nature of each executive's responsibilities. An officer with bottom line responsibility typically has a greater portion of incentive bonus tied to the operating profit of his or her group. However, all executive officers and non-executive officers have some portion of their bonus dependent upon the successful completion of non-financial objectives such as specific projects for their group and/or individually.


     The bonuses awarded in 1998 to the officers (other than the CEO) reflect the mix of corporate, department and individual performance achieved, and are higher than 1997 because of the Company's significantly higher record earnings in 1998. This is consistent with the Committee's intent to tie pay closely to performance. Likewise, Mr. Kopko received a higher bonus in 1998 for his achievement in leading the Company to record earnings for the year. Mr. Kopko's bonus was based primarily on a formula which is a percentage of operating income as defined in his employment agreement as amended (approximately 88% of the total bonus), and the balance equal to 25% of the base salary based on the achievement of certain key objectives. These objectives included a continuing migration to higher margin business, increasing shareholder value, continuing technology improvements for greater productivity in the sales and recruiting functions, refining the efficiency and productivity improvement programs, and customer satisfaction, employee satisfaction, and quality improvements.


     Longer-Term Equity-Based Incentive Compensation: The Company has several longer-term, equity-based plans whose purpose is to promote the interests of the Company and its stockholders by encouraging greater management ownership of the Company's Common Stock. Such plans provide an incentive for the creation of stockholder value over the long term, since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs. Additionally, these plans strengthen the Company's ability to attract and retain experienced and knowledgeable employees over a longer period and to furnish additional incentives to those employees upon whose judgment, initiative and efforts the Company largely depends.

     These plans include the 1990 Employee Stock Purchase Plan, the 1985 and 1992 Incentive Stock Option Plans, the 1985 and 1992 Non-Qualified Stock Option Plans, and the 1992 Stock Bonus Plan.

     The 1990 Employee Stock Purchase Plan was designed to provide long-term incentive compensation to officers, directors and key employees. The Plan, which made available $2.5 million for loans to such officers, directors, and key employees to purchase Company stock, rewards such persons for, among other things, achieving long range corporate goals, achievement of targeted profitability levels that are sustained over a longer period of time, developing new growth objectives for each business unit based on analysis of market potential, developing and achieving long-range sales growth, and upgrading of technology, systems and processes. Specific long-term goals have been established each year for Mr. Kopko, as CEO. The goals for other officers have varied depending on the officer's position. The Company may reduce the amount due on each loan by 25% of the original principal balance on successive anniversary dates of the loan subject to the recommendation of the Committee, based on long-term performance of each officer over the specified period and other factors, provided that the employee remains employed by the Company or one of its subsidiaries on such anniversary dates. Based on not attaining the long-term goals for 1994, the 25% forgiveness was not available to participants. In 1995, the Company incurred a significant net loss and the Company's stock price declined in value. Consequently, the Committee again determined to forego the 25% foregiveness in 1995. Even though 1996, 1997 and 1998 were excellent years with record profits, significant increases in the stock price, and a number of other goals and objectives being accomplished, the Committee noted that the Employee Stock Purchase Plan is based on a long-term horizon and decided not to implement the forgiveness provision for 1998. No new loans were granted in 1998.


     The number of stock options currently held by an executive officer is one factor taken into consideration in making new awards. The Committee also believes it is important that the CEO and other senior officers have a significant number of stock options whose value can provide a powerful incentive to driving the Company's bottom line and stock performance. Stock option awards are also based on an officer's level of responsibilities and expected contribution rather than following the achievement of certain targets. In December, 1998, a total of 22,500 incentive stock options were awarded to three listed executive officers. With the rise in the Company's stock price over the past year, all of the option grants made in years prior to 1998 have increased in value as of March 25, 1999. The future value of all options will depend on the Company's success in continuing to increase stockholder value.

     Under the 1992 Stock Bonus Plan, the Committee may make awards of stock to individuals who, in the Committee's judgment, have made significant contributions to the Company or its subsidiaries. Such awards may be made on the basis of preestablished goals, or to reward performance, or both. The Plan will also serve to increase employee ownership in the Company and alignment with stockholders, while conserving cash. No stock bonus awards were made in 1998.

     The Executive Compensation Committee believes that the executive compensation policies and programs serve the interests of the stockholders. Such compensation is intended to be a function of the Company's increase in profits and share price value over a longer-term perspective.

     Internal Revenue Code Section 162(m): Section 162(m) of the Code prevents publicly held corporations, including the Company, from taking a tax deduction for compensation paid to a "covered employee" in a taxable year to the extent that the compensation exceeds $1 million and is not qualified performance-based compensation under the Code. Generally, covered employees are the executive officers named in the Summary Compensation Table. Accordingly, the Company is proposing that the Company's Employee Stock Plans as amended and restated be approved by the stockholders (see Proposal No. 3) and that the Company's Performance Bonus Plan for the President and Chief Executive Officer be approved by the stockholders (see Proposal No. 4). The Company's Employee Stock Plans have been amended and restated to meet Internal Revenue Service regulations so that the compensation realized in connection with stock options and awards granted thereunder will be excluded from the deduction limit.

     Portions of the Compensation paid to Mr. Kopko for 1998 under the Company's Performance Bonus Plan may not meet the criteria for deductibility under Section 162(m). However, the amount exceeding the limits on deductibility is not material to the Company. If the Company's Performance Bonus Plan is approved by the stockholders, certain compensation otherwise subject to the deductibility limitation under Section 162(m) would qualify as tax deductible. The Committee's intent is to preserve the deductibility of compensation payments and benefits to the extent reasonably practical. The Committee, however, retains the discretion to authorize compensation that does not qualify for income tax deductibility.

                        EXECUTIVE COMPENSATION COMMITTEE


                                 John F. Hegarty
                             Frederick H. Kopko, Jr.
                                 Hugh G. McBreen
                               Nikhil S. Nagaswami


                           SUMMARY COMPENSATION TABLE



                                                       Annual Compensation              Long-Term      Compensation
                                                                                         Awards 2        Payouts
                                                                                        Securities      Long-Term        All
Name & Principal                                                                        Underlying      Incentive      Other
Position                     Year         Salary $      Bonus $      Other $ 1          Options (#)     Payouts $  Compensation $ 3


Edward M. Kopko              1998         403,595 4     823,781      102,211                --              --        55,424
  President and              1997         377,031       604,483       96,360                --              --        55,094
  CEO                        1996         354,083       531,479       96,360              125,000           --        55,094
Michael C. Hellriegel        1998         158,224 4     113,416        1,074               10,000           --         1,330
  Sr. VP - Finance,          1997         149,239        80,320        1,074               12,500           --           877
Treasurer, and CFO           1996         138,592        63,358        1,074                --              --           877
R. Scott Silver-Hill         1998         174,958 4     218,599        2,147                7,500           --         1,398
  Sr. VP Domestic            1997         159,870       180,885        2,147                7,500           --         1,030
 Operations                  1996         153,154       152,226        2,147                7,500           --         1,030
Harley R. Ferguson           1998         182,325 4      71,045          --                 5,000           --         9,575
  Sr. VP and Chief           1997         171,970        63,024          --                 5,000           --          --
 Information Officer         1996         165,490        63,074          --                 7,500           --          --


1 Consists of imputed interest on loans to buy common stock of the Company. For Mr. Kopko, in addition to imputed interest on such loans in the amount of $27,665 for 1998 and $24,589 for 1997 and 1996, includes tax gross-up on imputed interest and insurance payments in the amounts of $24,951 and $49,595, respectively, in 1998 and $22,176 and $49,595 in 1997 and 1996.

2 No options were repriced during the last fiscal year or at any time since the Company's inception.

3 Consists of imputed cost of Company-paid term life insurance. Includes Company insurance payments of $54,992 for Mr. Kopko.

4    Salaries for 1998 include 53 payroll weeks.



Employment Agreements:

         In July, 1994, the Company entered into an amended and restated employment agreement with Edward M. Kopko, which continues in effect until three years after a notice of termination is given by either party. Under the amended and restated employment agreement as further amended on December 15, 1998, Mr. Kopko is eligible for annual raises of not less than 5 % of the prior year's salary. Subject to approval by the stockholders of the Company as described under Proposal 4, Mr. Kopko will also receive an annual bonus of 5 % of the Company's operating income of $3 million or less, plus 3 % of operating income above $3 million, plus an amount based on the successful completion of management objectives and other factors (as such terms are defined in the amended and restated Employment Agreement), with such annual bonus being capped at four times his base salary for any year. For a more detailed discussion of the proposed bonus arrangements, please refer to Proposal 4: Proposal to Approve the Performance Bonus Plan. Mr. Kopko is entitled to benefits, including stock options and payment of taxes on his behalf based on imputed income. If the Company breaches its duty under the employment agreement, if Mr. Kopko determines in good faith that his status with the Company has been reduced, or if, after a change in control of the Company, Mr. Kopko determines in good faith that the financial prospects of the Company have significantly declined, Mr. Kopko may terminate his employment and receive all salary and bonus owed to him at that time, pro rated, plus three times the highest annual salary and bonus paid to him in the three years immediately preceding the termination.

     In January, 1996, the Company entered into an employment agreement with Michael C. Hellriegel. Mr. Hellriegel's employment agreement is terminable by either party with four months prior notice. Mr. Hellriegel is eligible for bonuses of up to 50% of his base salary, based on the Company obtaining specified management objectives (as defined) and other factors and a provision for an additional bonus based on over-achievement of profit plan. The employment agreement provides that if Mr. Hellriegel's employment is terminated other than for cause, he will be entitled to four months salary. The agreement provides that Mr. Hellriegel will not compete with the Company for a period of one year after termination of employment.

         In July, 1991, the Company entered into an employment agreement with R. Scott Silver-Hill. Mr. Silver-Hill's employment agreement is terminable by either party with six months prior notice. Mr. Silver-Hill is eligible for bonuses of up to 50% of his base salary, based on the Company obtaining specified management objectives (as defined) and other factors and a provision for an additional bonus based on over-achievement of operating plan. The employment agreement provides that if Mr. Silver-Hil s employment is terminated other than for cause, he will be entitled to six months salary. The agreement provides that Mr. Silver-Hill will not compete with the Company for a period of one year after termination of employment.

         In April, 1995, the Company entered into an employment agreement with Harley R. Ferguson. Mr. Ferguson's employment agreement is terminable by either party with six months prior notice. Mr. Ferguson is eligible for bonuses of up to 25% of his base salary, based on the Company obtaining specified management objectives (as defined) and other factors and a provision for an additional bonus based on over-achievement of operating plan. The employment agreement provides that if Mr. Ferguson's employment is terminated other than for cause, he will be entitled to six months salary. The agreement provides that Mr. Ferguson will not compete with the Company for a period of one year after termination of employment.


                                                              OPTIONS GRANTED IN 1998
                                                                 Individual Grants

                                   Number of                       % of
                                  Securities                   Total Options                                             Grant Date
                              Underlying Options                Granted to               Exercise        Expiration        Present
     Name                           Granted                Employees in Fiscal Year        Price           Date 4           Value 5


Michael C. Hellriegel               10,000 1                        44.4%                  $21.87          12/30/08          $98,356
R. Scott Silver-Hill                 7,500 2                        33.3%                  $21.87          12/30/08          $73,767
Harley R. Ferguson                   5,000 3                        22.2%                  $21.87          12/30/08          $49,178



1 Consists of options granted under the 1992 Incentive Stock Option Plan on December 30, 1998, of which 3,334 will be exercisable on December 30, 1999 and 3,333 will be exercisable on each of December 30, 2000 and 2001.

2 Consists of options granted under the 1992 Incentive Stock Option Plan on December 30, 1998, of which 2,500 will be exercisable on each of December 30, 1999, 2000 and 2001.

3 Consists of options granted under the 1992 Incentive Stock Option Plan on December 30, 1998, of which 1,667 will be exercisable on each of December 30, 1999 and 2000, and 1,666 will be exercisable on December 30, 2001.

4 These options could expire earlier in certain situations such as an individual's termination of employment with the Company.

5 The estimated fair value of stock options is measured at the date of grant using the Black-Scholes option pricing model based on the following assumptions: expected stock price volatility of 45% based on the average weekly closing price of the Company's common stock for 1998; expected term to exercise of approximately 6.7 years; and interest rates equal to the U.S. Treasury Note rates in effect at the date of grant (4.65% for options granted on December 30, 1998). The actual value, if any, an individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized will be at or near the value estimated above.




                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                         AND 1998 YEAR-END OPTION VALUES


                                                                          # of Securities Underlying        Value of Unexercised
                                                                                Unexercised Options         In-the-Money Options
                                                                                   at 1998 Year-End             at 1998 Year-End


                            Shares Acquired
Name of Individual              On Exercise                    Value                    Exercisable/                Exercisable/
                                                               Realized                Unexercisable               Unexercisable


Edward M. Kopko                              0                       $0                     285,733 1                 $5,858,095


Michael C. Hellriegel                        0                       $0                      11,667 2                   $222,503
                                                                                             20,833                     $214,891

R. Scott Silver-Hill                         0                       $0                      30,833 3                   $631,886
                                                                                             17,500                     $179,256

Harley R. Ferguson                           0                       $0                      25,4174                    $480,863
                                                                                              17,083                    $222,694



1 Consists of non-qualified stock options to purchase 17,400 shares, granted in 1986 and 1987 at an option price of $10.02 per share; incentive stock options to purchase 83,333 shares, granted in September, 1990 at an exercise price of $4.40 per share; a currently exercisable option to purchase 60,000 shares under the 1992 Incentive Stock Option Plan, granted on August 2, 1993, at an exercise price of $4.40 per share; and an option to purchase 125,000 shares under the 1992 Non-Qualified Plan, granted on July 16, 1996, at an exercise price of $7.125 per share, which became fully exercisable on December 15, 1998.

2 Consists of currently exercisable incentive stock options to purchase 10,000 shares granted in December, 1995 at an exercise price of $4.38 per share; incentive stock options for 7,500 shares granted in January, 1997 at an exercise price of $10.00 per share, of which 2,500 became exercisable on each of January 7, 1998 and January 7, 1999 and 2,500 of which will become exercisable on January 7, 2000; incentive stock options for 5,000 shares granted in December, 1997 at an exercise price of $16.88 per share, of which 1,667 became exercisable on December 9, 1998, 1,667 of which will become exercisable on December 9, 1999, and 1,666 of which will become exercisable on December 9, 2000; and incentive stock options for 10,000 shares granted in December, 1998 at an exercise price of $21.87 per share, of which 3,334 will become exercisable on December 30, 1999, and 3,333 will become exercisable on each of December 30, 2000 and December 30, 2001.

3 Consists of currently exercisable incentive stock options for 8,333 shares, granted in September, 1990 at an exercise price of $4.40 per share; currently exercisable incentive stock options for 7,500 shares, granted in January, 1993 at an exercise price of $3.13 per share; currently exercisable incentive stock options for 10,000 shares granted in December, 1995 at an exercise price of $4.38 per share; incentive stock options for 7,500 shares granted in December, 1996 at an exercise price of $9.63 per share, of which 2,500 became exercisable on each of December 16, 1997 and December 16, 1998, and of which 2,500 will become exercisable on December 16, 1999; incentive stock options for 7,500 shares granted in December, 1997 at an exercise price of $16.88 per share, of which 2,500 became exercisable on December 9, 1998, and of which 2,500 will become exercisable on each of December 9, 1999 and December 9, 2000; and incentive stock options for 7,500 shares granted in December, 1998 at an exercise price of $21.87 per share, of which 2,500 will become exercisable on each of December 30, 1999, December 30, 2000 and December 30, 2001.




                                       10





4 Consists of currently exercisable incentive stock options for 25,000 shares granted in April, 1995 at an exercise price of $6.13 per share; incentive stock options for 7,500 shares granted in December, 1996 at an exercise price of $9.63 per share, of which 2,500 became exercisable on each of December 16, 1997 and December 16, 1998; and of which 2,500 will become exercisable December 16, 1999; incentive stock options for 5,000 shares granted in December, 1997 at an exercise price of $16.88 per share, of which 1,667 became exercisable on December 9, 1998, 1,667 of which will become exercisable on December 9, 1999, and 1,666 of which will become exercisable on December 9, 2000; and incentive stock options for 5,000 shares granted in December, 1998 at an exercise price of $21.87 per share, of which 1,667 will become exercisable on each of December 30, 1999 and December 30, 2000, and 1,666 of which will become exercisable on December 30, 2001.


                                 RETIREMENT PLAN

         Staff employees of the Company, including the executive officers referred to in the Summary Compensation Table, are entitled to participate in the Butler Service Group, Inc. Defined Benefit Plan (the "Plan"), which is a non-contributory, defined benefit retirement plan. Retirement benefits are computed on the basis of a specified percentage of the average monthly base compensation (during any 60 consecutive months of an employee's final 120 months of employment which results in the highest average) multiplied by the employee's years of credited service. The Plan provides for several optional forms of benefit payment including a straight life annuity, a 50% joint and survivor annuity, a period certain annuity, and a lump sum. Retirement benefits are in addition to benefits payable from Social Security. Normal retirement age is 65, although benefits may begin as early as age 55 with ten years of service. A pension benefit is vested after five years of service.

     The Defined Benefit Plan was frozen as of December 31, 1996. As of December 31, 1996, the following executive officers of the Company had the following years of credited service for retirement compensation purposes: Mr. Kopko--11, Mr. Hellriegel--15, Mr. Silver-Hill--15, and Mr. Ferguson--2. The following table shows the estimated annual retirement benefits payable assuming that retirement occurs at age 65. The annual earnings used to determine pension in the following table is shown in the Salary column of the Summary Compensation Table.



Average Annual Earnings for                                PENSION PLAN TABLE
the Highest Consecutive 60 Months                          Years of Service
                                           --------------------------------------------------
of Last 120 Months Prior to 1/1/97                 10         15          20          25
                                           --------------------------------------------------

         $100,000...........                  $11,532    $17,298     $23,064     $28,830
         $150,000*.........                   $17,532    $26,298     $35,064     $43,830


*Salary limited by terms of Plan and the law to $160,000 as of January 1, 1997. For Mr. Kopko, the compensation used for service prior to 1994 is $235,840.

         The above pensions are offset by pension equivalents from two other plans: (1) The Company sponsored Employee Stock Ownership Plan ("ESOP"); and (2) Pensions purchased from Nationwide Insurance Company due to termination of predecessor plan.

     The ESOP has approximately 46,000 shares of the Company's stock. The shares of stock were allocated to employees over seven years beginning in 1987 and ending in 1993.

     Effective January 1, 1997, a new retirement plan was implemented for staff employees, including the executive officers referred to in the Summary Compensation Table, and for certain salaried employees of Butler Technology Solutions ("BTS"). The new plan is based on a partial Company matching contribution for staff employees and BTS salaried employees who participate in the Company's 401(k) Retirement Savings Plan.

                                PERFORMANCE GRAPH

                 Comparison of Five-year Cumulative Total Return
                        Among Butler International, Inc.
                          Peer Group Index and NASDAQ Market

                                [GRAPHIC OMITTED]

                    ASSUMES $100 INVESTED ON JANUARY 1, 1994
                           ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1998

     During the past several years the Company has been strategically broadening and strengthening its business mix to include higher value added services. The peer group index first used a year ago includes 20 public companies, and is more representative of the breadth of Butler's current business mix and the direction in which the Company is heading, than was the much narrower peer group used prior to 1997.

         Peer Group: Alternative Resources, CDI Corporation, Comforce Corporation, Computer Horizons Corporation, Computer Task Group, Inc., Interim Services, Inc., Joule, Inc., Keane, Inc., Kelly Services, Manpower, Inc., Metamor Worldwide, Inc., Modis Professional Services, National Techteam, Inc., Olsten Corporation, On Assignment, Inc., RCM Technologies, Inc., Renaissance Worldwide, Robert Half International, SOS Staffing Services, Inc., and Volt Information Sciences, Inc., weighted by market capitalization at the beginning of each period for which a return is indicated.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Audit Committee and the Executive Compensation Committee of the Board of Directors consist of Messrs. Frederick H. Kopko, Jr., Hegarty, McBreen, and Nagaswami. The Stock Option Committee and the Section 162(m) Executive Compensation Committee of the Board of Directors consist of Messrs. Hegarty and Nagaswami.

     During 1998, the Company paid or accrued $732,000 in legal fees and expenses to McBreen, McBreen & Kopko, of which Messrs. Frederick H. Kopko, Jr. and McBreen are partners.

     Under various stockholder-approved option plans and other stock purchase agreements, Messrs. Frederick H. Kopko, Jr., Hegarty and McBreen have executed primarily non-interest bearing notes payable to the Company to purchase common stock. As of December 31, 1998, $2,179,474 remained outstanding under such notes. In addition, in 1998, Frederick H. Kopko, Jr., executed a note in the amount of $181,000 to purchase 50,000 shares of the Company's common stock, and Hugh G. McBreen executed notes in the aggregate amount of $168,279 to purchase 38,333 shares of the Company's common stock.

         Except for one note from Frederick H. Kopko, Jr., with a December 31, 1998 balance reduced to $116,515, the full principal amount of each loan set forth above is currently outstanding and has been outstanding since the date of the loans. All of the loans set forth above are currently collateralized by all of the Series B Preferred Stock held by each director.

                              CERTAIN TRANSACTIONS

         Edward M. Kopko previously executed, in 1990 and 1991, non-interest bearing notes totaling $684,000 to purchase 172,222 shares of Common Stock under various stock purchase and option plans. In 1997, Edward M. Kopko executed a non-interest bearing note for $51,102 to purchase 5,100 shares of Common Stock that had been granted under the 1985 Non-Qualified Stock Option Plan. The outstanding aggregate balance of the loans on December 31, 1998, and the largest aggregate principal amount of the loans outstanding during 1998 was $359,352. On March 2, 1999, Edward M. Kopko executed a non-interest bearing note for $890,625 to purchase 125,000 shares of Common Stock that had been granted under the 1992 Non-Qualified Stock Option Plan. On March 2, 1999, the Company also provided Edward M. Kopko with a loan in the amount of $822,441 to enable him to meet his tax obligation on this exercise, including statutory withholding taxes.

                             PROPOSAL 2: PROPOSAL TO
                       AMEND THE ARTICLES OF INCORPORATION
                             TO INCREASE AUTHORIZED
                            SHARES OF PREFERRED STOCK

Proposed Amendment

     The Board of Directors recommends the adoption of an amendment to the Company's Articles of Incorporation to increase the amount of authorized Preferred Stock from 5,000,000 to 10,000,000 shares. If the proposed amendment is approved, the first and second paragraphs of Article Fifth of the Articles of Incorporation shall be amended to read as follows:

          "The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Ninety-Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (93,333,333) shares of capital stock classified as designated below, with the par value of One Tenth of One Cent ($0.001) each, and with the aggregate par value of Ninety-Three Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($93,333.33).

          Subject to the authority granted below to the Board of Directors of the Corporation with respect to the designation, classification and reclassification of the unissued shares of the Corporation, Eighty-Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (83,333,333) of such shares are hereby designated and classified as Common Stock, and Ten Million (10,000,000) of such shares are hereby designated and classified as Preferred Stock."

         On March 25, 1999, 6,626,232 shares of Common Stock were issued and outstanding and 3,014,564 shares of Preferred Stock were issued and outstanding, all of which shares of preferred stock were classified as 7% Series B Cumulative Convertible Preferred Stock. The proposed amendment would increase the number of authorized but unissued shares of Preferred Stock from 1,985,436 to 6,985,436 shares.

         The additional shares of Preferred Stock authorized by the proposed amendment, along with the 1,985,436 shares not previously issued, would be issuable at any time in the sole discretion of the Board of Directors, without the necessity of further approval by the stockholders except as required by law. Such Preferred Stock could be classified and issued as 7% Series B Cumulative Convertible Preferred Stock or could be issued in classes with such other provisions, including dividend rates, conversion prices (if any), voting rights, redemption prices and similar matters as determined by the Board of Directors. The holders of the Company's Common Stock and Preferred Stock do not currently, and would not as a result of the proposed increase in authorized shares, have preemptive rights to subscribe for any additional capital stock of the Company.

Purpose of Proposed Amendment

     The Board of Directors believes that the proposed increase in the authorized Preferred Stock is in the best interest of both the Company and its stockholders. The increase will provide the Board of Directors additional flexibility to raise capital, to reserve additional shares for issuance pursuant to stock dividends, and to make acquisitions through the use of stock. The Company has no present commitments, agreements or undertakings to issue shares of Preferred Stock except as required to pay stock dividends. The Company does not have any present intention to use the additional shares for any other purpose other than these routine corporate purposes.

Effect of Proposed Amendment

         The increase in the authorized but unissued shares of Preferred Stock could make a change in control of the Company more difficult to achieve. The flexibility to issue additional Preferred Stock can enhance the Board's arm's-length bargaining capability on behalf of the Company's stockholders in a take-over situation, and the ability to designate the rights of, and to issue, such stock could be used by an incumbent board to make a change of control of the Company more difficult. The Board has no present intention to use the Preferred Stock for such a purpose. The Company is not aware of any present effort to effect a change of control or takeover of the Company.

         Although the purpose of seeking an increase in the number of authorized capital stock is not intended for anti-takeover purposes, the SEC rules require disclosure of charter and bylaw provisions that could have an anti-takeover effect. Provisions that require disclosure under the Company's Articles of Incorporation include: (i) a classified Board of Directors with staggered terms,
(ii) Board authority to issue one or more series of preferred stock up to a maximum of 5 million shares or, if the amendment passes, a maximum of 10 million shares, (iii) certain business combination transactions require a greater than majority of stockholder approval, (iv) members of the Board of Directors can only be removed for cause, (v) amendments to certain articles of the Articles of Incorporation may require, under certain circumstances, a greater than majority stockholder approval and (vi) amendment of the bylaws may require, under certain circumstances, greater than majority stockholder approval.

Articles of Incorporation

     The amendment would take effect on the date of filing of articles of amendment to the Articles of Incorporation with the Maryland Secretary of State. The Board of Directors has authorized and approved the amendment and the proposed change to the Company's Articles of Incorporation. If approved by the stockholders, the amendment to the Company's Articles of Incorporation would be filed immediately following the voting, unless the Company subsequently determines that the amendment is not in the best interests of the stockholders and the Company.

General

         The adoption of this amendment to the Articles of Incorporation requires the approval of a majority of the outstanding shares of Common Stock and the Company's 7% Series B Cumulative Convertible Preferred Stock, voting together as a single class, represented at the meeting and entitled to vote. Shares may be voted for or withheld from this matter. Shares entitled to cast votes on this matter at the meeting which are withheld from this matter or which are the subject of a broker non-vote will have the same effect as a vote of such shares against this matter.

         The Board of Directors unanimously recommends a vote FOR Proposal 2 amending the Company's Articles of Incorporation.

        PROPOSAL 3: PROPOSAL TO AMEND AND RESTATE THE 1992 EMPLOYEE STOCK
                                      PLANS

     The Board of Directors recommends the adoption of amendments to and restatement of, the Company's 1992 Employee Stock Plans. In 1992, the Company adopted an employee stock-based program consisting of three integrated plans. These plans are the 1992 Stock Option Plan (the "Non-Qualified Plan"), 1992 Incentive Stock Option Plan (the "ISOP"), and 1992 Stock Bonus Plan ("Stock Bonus Plan").

     The purpose of the Non-Qualified Plan, the ISOP and the Stock Bonus Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain experienced and knowledgeable employees and to furnish additional incentives to those employees upon whose judgment, initiative and efforts the Company largely depends. Prior to Stockholder approval of the proposed amendments and restatement of the Plans, a maximum of 1,480,000 shares may be issued thereunder. Since January 1, 1993, the Company has granted options for 554,000 shares under these three plans and canceled 84,250 options, leaving a balance available of 1,010,250.

         The following descriptions of the Non-Qualified Plan, the ISOP, and the Stock Bonus Plan, as proposed to be amended and restated (collectively, "Employee Stock Plans") are intended only as summaries which are qualified in their entirety by reference to the text of the Employee Stock Plans, copies of which are attached hereto as Appendix A.

Description of the Non-Qualified Plan

         The Non-Qualified Plan permits the Stock Option Committee (the "Committee"), consisting of at least two members of the Board of Directors who are not employees of the Company and who are appointed to the Committee from time to time by the Board of Directors, to grant common stock options to individuals who, in the judgment of the Committee, have made significant contributions to the Company or any subsidiary thereof (including directors and officers who are full or part-time employees of the Company, but excluding directors who are not employees of the Company). Options granted under the Non-Qualified Plan are not intended to qualify as "incentive stock options" under the Code. The Non-Qualified Plan provides that the maximum term of an option granted under the Non-Qualified Plan is ten years and that the exercise price of options granted under the Non-qualified Plan will be not less than 100% of the fair market value on the date of grant.

Description of the ISOP

         The ISOP permits the Committee to grant common stock options to individuals who, in the judgment of the Committee, have made significant contributions to the Company or any subsidiary thereof (including directors and officers who are full or part-time employees of the Company, but excluding directors who are not employees of the Company).

         It is intended that all options granted under the ISOP will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986 (the "Code"). If any such options are issued, they may be exercised at a price that is not less than the fair market value of the stock on the day the option is granted; provided that, if on the date of any grant the recipient holds more than 10% of the combined voting power of all classes of the Company's stock or of any parent or subsidiary of the Company, the exercise price must be at least 110 % of the fair market value of the stock on the day the option is granted. The ISOP provides that the maximum term of an option granted under the ISOP is ten years from the date of grant. The aggregate fair market value of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

Provisions Common to the Non-Qualified Plan and the ISOP

         Payment of the option exercise price in either the Non-Qualified Plan or the ISOP may be in cash, by check, or with the consent of the Committee, by a non-interest bearing promissory note up to the limit permitted under the Federal Reserve Board Regulations, of term no greater than seven years, which shall be secured by a pledge of the shares to be acquired upon exercise of the option. In addition, payment for shares purchased under an option may, with the consent of the Committee, be made, in whole or in part by tendering shares of Common Stock, valued at the fair market value, in lieu of cash.

     No option granted under either of the plans will be valid if not granted before January 1, 2003. There is no formula for determining the numbers of options to be granted under either of the plans. Any grants of options will reflect the Committee's judgment (in its sole discretion) of the relative value of the contribution of the grantee in respect to such matters as revenue production and expense control.

         The Board of Directors may, insofar as permitted by law, from time to time, with respect to any shares of stock at the time not subject to outstanding options, suspend or discontinue either the Non-Qualified Plan or the ISOP or revise or amend them in any respect whatsoever except that, without approval of the holders of a majority of Common Stock, no such revision or amendment shall change the number of shares of stock subject to such plan (except as permitted under certain limited circumstances), change the designation of the class of employees eligible to receive options, remove the administration of such plan from the Committee, or render any member of the Committee eligible to receive an option under such plan while serving thereon.

Description of The Stock Bonus Plan

         The Stock Bonus Plan provides that the Committee may make awards of stock to individuals who, in the judgment of the Committee, have made significant contributions to the Company or any subsidiary thereof (including directors and officers who are full or part-time employees of the Company, but excluding directors who are not employees of the Company). Awards may be made by the Committee on the basis of pre-established goals, or to reward performance, or both. For example, the Committee may identify persons who may become eligible for a stock award under the Plan, and establish certain goals or targets which, if met, will entitle the persons so selected to receive such stock. Similarly, the Committee may identify those persons who have made significant contributions to the Company and, therefore, are deserving of special awards for their efforts. Members of the Committee may not receive awards under the Plan. The Plan will also serve to increase employee ownership in the Company and alignment with stockholders, while conserving cash.

     Upon the receipt of a stock award, the participant must present his award certificate within 30 days to the Company. If a participant's employment with the Company is terminated for any reason, other than by death or disability, prior to the issuance of the shares, the award is deemed to have lapsed and the shares may become subject to future awards. If a participant dies or becomes disabled prior to the issuance of the shares, then the award may be presented by the participant or his personal or legal representative at any time within six months after the date of the award. Except upon death, the award is not transferable. Consistent with the interests of the Company in increasing employee stock ownership, shares acquired under the Plan must be held for six months following the date of receipt of the shares.

         The Plan has a term of ten years, unless extended or earlier terminated by the Board of Directors.


Federal Income Tax Consequences

         With respect to options granted under the Non-Qualified Plan, generally an optionee does not realize taxable income, and the Company will not be allowed a deduction. However, the difference between the option price and the fair market value of the stock on the date the option is exercised will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company. Different rules may apply if an optionee, who is an officer, director or more than 10% stockholder, exercises options within six months of the grant date.

        With respect to options granted under the ISOP, if the optionee does not make a disqualifying disposition of stock acquired on exercise of such options, no income for federal income tax purposes will result to such optionee upon the granting or exercise of the option (except that the amount by which the fair market value of the stock at the time of exercise exceeds the option price will be a tax preference item under the alternative minimum tax), and in the event of any sale thereafter, any amount realized in excess of his or her cost will be taxed as long-term capital gain and any loss sustained will be long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option. A disqualifying disposition will occur if the optionee makes a disposition of such shares within two years from the date of the granting of the option or within one year after the transfer of such shares to him or her. If a disqualifying disposition is made, the difference between the option price and the lesser of
(i) the fair market  value of the stock at the time the option is  exercised  or
(ii) the amount realized upon disposition of the stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

         With respect to the restricted stock bonus awards, the participant will realize income in an amount equal to the fair market value of the shares on the date of grant, and the Company will be allowed a tax deduction.

     The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local tax effects that may accrue to participants or the Company.

Plan Benefits

     As described above, the selection of the employees of the Company or subsidiaries thereof who will receive grants under the Employee Stock Plans is to be determined by the Committee in its sole discretion. Therefore, it is not possible to predict the amounts that will be received by particular employees. In 1998, executive officers Michael C. Hellriegel, R. Scott Silver-Hill and
Harley R. Ferguson received aggregate options to purchase 22,500 shares of Common Stock under the 1992 ISOP. However, no dollar value is assigned to such options because their exercise price was the fair market value of the underlying Common Stock on the date of grant.

Reasons for and Effect of the Proposed Amendments and Restatements.

     The Board of Directors believes that the approval of the proposed amendments to and restatements of the Employee Stock Plans is necessary to achieve the purposes of such plans and to promote the welfare of the Company and its stockholders generally. The Board of Directors believes that the proposed amendments to the Employee Stock Plans will aid the Company in attracting and retaining directors, officers, and key employees and motivating such persons to exert their best efforts on behalf of the Company. In addition, the Company expects that the proposed amendments will further strengthen the identity of interest of the directors, officers, and key employees with that of the stockholders.

Increase in the Number of Shares Reserved for Issuance

     It is proposed to increase the number of shares of Common Stock reserved for issuance under the Employee Stock Plans from 1,480,000 to 1,730,000. The proposed increase in the number of shares issuable pursuant to the Employee Stock Plans will enable the Company to grant additional options and other awards to current participants, which will enable such participants to maintain their proportionate interest in the Company, and to attract such additional personnel as may be necessary in view of the Company's expanding operations.

     In the event that the amendments to and restatements of the Employee Stock Plans are not approved by the stockholders, the Employee Stock Plans will remain in effect as previously adopted. Any options outstanding under the Employee Stock Plans prior to the amendments to and restatement of the Employee Stock Plans shall remain valid and unchanged.



Amendments Intended to Comply with Internal Revenue Code Section 162(m)

         The Board of Directors has adopted amendments to the Employee Stock Plans that limit the number of shares of Common Stock with respect to options or awards that may be granted to any one employee of the Company in any one year to a maximum of 200,000 shares of Common Stock. This amendment is being submitted to stockholders in order to satisfy the stockholder approval requirements of
Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to the Company for compensation in excess of $1.0 million paid in any year to its Chief Executive Officer and four other most highly compensated executive officers (the "Highly Compensated Officers") unless such compensation qualifies as "performance-based compensation." Upon stockholder approval of the amendments to and restatements of the Employee Stock Plans, all options and awards granted following the date of the Meeting generally will qualify as "performance-based compensation" and will entitle the Company to take a tax deduction for compensation paid as a result of option exercises by the Company's Highly Compensated Officers.

     If not approved, then future exercises of grants under the Employee Stock Plans will not be qualified under Section 162(m) and therefore may not be deductible by the Company. The Board of Directors believes that it is in the best interest of the Company to continue to grant options and/or issue shares of Common Stock under the Employee Stock Plans and in the Company's best interests to adopt the proposed amendments to and restatements of the Employee Stock Plans.

Restatements of the Employee Stock Plans

         The restatements of the Employee Stock Plans are intended to provide an integrated document to avoid confusion.

General

         The adoption of these amendments to and restatements of the Non-Qualified Plan, the ISOP, and the Stock Bonus Plan requires the approval of a majority of the votes cast by holders of the shares of Common Stock and the Company's 7% Series B Cumulative Preferred Stock, voting together as a single class, represented at the meeting and entitled to vote. Shares may be voted for or withheld from this matter. Shares entitled to cast votes on this matter at the meeting which are withheld from this matter will be treated for all purposes relevant to this matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against this matter.
Shares entitled to cast votes on this matter at the meeting which are the subject of a broker non-vote on this matter will be treated for quorum purposes relevant to this matter as being present at the meeting and entitled to vote but not be so treated in determining whether a majority or other required percentage of the shares present and entitled to vote on the matter has been obtained.

         The Board of Directors unanimously recommends a vote FOR Proposal 3 amending and restating the 1992 Non-Qualified Stock Option Plan, the 1992 Incentive Stock Option Plan, and the 1992 Stock Bonus Plan.

           PROPOSAL 4: PROPOSAL TO APPROVE THE PERFORMANCE BONUS PLAN

         Effective January 1, 1991, the Company and Edward M. Kopko, the Company's President and Chief Executive Officer, entered into a certain employment agreement, which was subsequently amended and restated on July 11, 1994. On December 15, 1998, the Board of Directors and the Executive Compensation Committee approved the terms of an amendment to the amended and restated employment agreement (the "Amended and Restated Employment Agreement"). The Amended and Restated Employment Agreement contains a performance-based bonus plan for Mr. Kopko (the " Performance Bonus Plan"). With respect to the years beginning with 1999, the Performance Bonus Plan is subject to approval by the Company's stockholders in accordance with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) generally authorizes the tax deduction of compensation in excess of $1,000,000 per taxable year payable to a chief executive officer (and certain other officers) only where such compensation is based on performance and satisfies certain other requirements and is approved by the stockholders. No other employee is eligible to participate in the Performance Bonus Plan.

         If the Performance Bonus Plan is approved by the affirmative vote of the holders of at least a majority of the shares of Common and Preferred Stock present and entitled to vote at the meeting and certain other requirements set forth in Section 162(m) of the Code are satisfied, performance bonus payments to Mr. Kopko pursuant to the Performance Bonus Plan will, beginning in the year 1999, qualify for deduction under Section 162(m) of the Code. If the Performance Bonus Plan is not approved by the stockholders, Mr. Kopko has agreed to forego payment of all amounts due him thereunder and return to the Company any advances he has received under such Plan.

         The Board of Directors believes that the Performance Bonus Plan provides a powerful incentive for Mr. Kopko to lead the Company in achieving earnings growth and appreciation of stockholder value. Therefore, the Board unanimously recommends that the stockholders vote in favor of the proposal to approve the Performance Bonus Plan for the President and Chief Executive Officer of the Company.

Summary of the Performance Bonus Plan

         A copy of the Amended and Restated Employment Agreement, which contains the Performance Bonus Plan, is available upon request to the Secretary of the Company. The following is a summary of the Performance Bonus Plan.

         Under the Amended and Restated Employment Agreement, Mr. Kopko has agreed to serve as President and Chief Executive Officer of the Company, and in a similar capacity for the Company's subsidiaries, for a term commencing on January 1, 1991 and terminating three years after a notice of termination is given by either the Company or Mr. Kopko, subject to earlier termination in accordance with the terms of the Amended and Restated Employment (the "Employment Term").

         The Amended and Restated Employment Agreement provides for base compensation to Mr. Kopko and the payment of a performance bonus (referred to in the Amended and Restated Employment Agreement as an annual cash bonus) in an amount equal to 5% of the Company's operating income of $3 million or less, plus 3% of operating income above $3 million. The Amended and Restated Employment Agreement also provides for an incentive bonus based on the successful completion of management objectives and other factors. In no event is the total annual bonus to exceed four times Mr. Kopko's base salary.

         The Amended and Restated Employment Agreement further provides that prior to the end of each calendar quarter, the Company shall advance to Mr. Kopko an amount equal to the sum of the following: (i) eighty percent (80%) of the Company's estimate of Mr. Kopko's performance bonus for said quarter based on the operating income of the Company, as reported to the Board of Directors for the quarter; and (ii) eighty percent (80%) of the Company's incentive bonus for said quarter, based on satisfactory progress toward completion of the management objectives. To the extent that the quarterly advances exceed the annual cash bonuses, as declared, the Amended and Restated Employment Agreement provides that Mr. Kopko must return this excess.

         "Operating Income" is defined in the Amended and Restated Employment Agreement as net income of the Company's principal operating subsidiary before adjustments for Federal and State income taxes and taxes imposed at the federal/national level by foreign countries (based upon income), and excluding extraordinary items. "Operating income" is also defined to exclude such items as corporate expense allocation from the Company and certain goodwill amortization, and to include items such as general and administrative expense and related working capital interest income and expense.

General

         Ratification and approval of the Performance Bonus Plan requires the approval of a majority of the votes cast by holders of the shares of Common Stock and the Company's 7% Series B Cumulative Preferred Stock, voting together as a single class, represented at the meeting and entitled to vote. Shares may be voted for or withheld from this matter. Shares entitled to cast votes on this matter at the meeting which are withheld from this matter will be treated for all purposes relevant to this matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against this matter. Shares entitled to cast votes on this matter at the meeting which are the subject of a broker non-vote on this matter will be treated for quorum purposes relevant to this matter as being present at the meeting and entitled to vote but not be so treated in determining whether a majority or other required percentage of the shares present and entitled to vote on the matter has been obtained.

The Board of Directors unanimously recommends a vote FOR Proposal 4 approving the Performance Bonus Plan.

                        PROPOSAL 5: PROPOSAL TO AMEND THE
                1992 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
               TO INCREASE THE NUMBER OF SHARES SUBJECT TO OPTIONS

         The Board of Directors recommends the adoption of an amendment to the Company's 1992 Stock Option Plan for Non-Employee Directors (the "Plan").

         The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain experienced and knowledgeable non-employee directors and to encourage them to acquire an increased proprietary interest in the Company. The Plan is administered by the Board of Directors (the "Board"). The Plan provides for a grant of options to each non-employee director on the day following each annual meeting to purchase 12,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. The Plan further provides that a newly elected non-employee director will receive an additional one-time grant of options to purchase 12,000 shares of Common Stock on the day following the meeting of his or her initial election at an exercise price equal to the fair market value on the date of grant.

     Currently 370,000 shares are authorized for issuance and 286,000 have been issued under the Plan. The Company recommends an increase in the aggregate number of shares that may be subject to options under the Plan by an additional 60,000 shares. This amendment will provide for options to be granted following the 2000 Annual Meeting on the same terms as options granted following the 1999 Annual Meeting. It will also permit options to be granted if a new Board member is elected in the future, although the Company does not have any current plans to nominate a new Board member.

         The text of the proposed Plan is available from the Secretary of the Company. The following is a Plan summary, as amended.

         Payment of the option exercise price may be in cash, by delivery of previously owned Common Stock having a fair market value equal to the option price, by a combination of cash and stock, or by a non-interest bearing promissory note, of term not greater than seven years, secured by a pledge of the shares of common stock to be acquired upon exercise of the option. All options granted under the Plan are non-statutory -- not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. The federal income tax consequences are similar to those described above with respect to the Non-Qualified Plan.

         If an optionee ceases to be a director before an option vests, the option is forfeited. Each option expires ten years from the date of its grant. Outstanding options will expire earlier if an optionee terminates service as a director other than by reason of retirement, total disability or death. In those events, the option will then expire one year from the date of death or termination or on the stated grant expiration date, whichever is earlier. Options are not transferable during the lifetime of the optionee, except that an option may be transferable to members of the optionee's immediate family, to a partnership whose members are only the optionee and/or members of the optionee's immediate family, or to a trust for the benefit of only the optionee and/or members of the optionee's immediate family. Options that are forfeited or terminated will again be available for grant. Shares may be authorized but unissued, currently held or reacquired shares.

         The Board may amend, terminate or suspend the Plan at any time, provided that no amendment regarding amount, price or timing of the grants may be made more than once every six months other than to comport with changes in certain Securities Exchange Act and Internal Revenue Code requirements. Amendments that would materially increase the number of shares that may be issued, materially modify the requirements as to eligibility for Plan participation, or materially increase the benefits to Plan participants must be approved by stockholders.

    Under the Plan, each of the four non-employee directors will receive options to purchase 12,000 shares of Common Stock on May 7, 1999. However, no dollar value is assigned to the options because their exercise price will be the fair market value of the Common Stock on the date of grant.

         The adoption of this amendment to the 1992 Stock Option Plan for Non-Employee Directors requires the approval of a majority of the votes cast by holders of the shares of Common Stock and the Company's 7% Series B Cumulative Preferred Stock, voting together as a single class, represented at the meeting and entitled to vote. Shares may be voted for or withheld from this matter. Shares entitled to cast votes on this matter at the meeting which are withheld from this matter will be treated for all purposes relevant to this matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against this matter. Shares entitled to cast votes on this matter at the meeting which are the subject of a broker non-vote on this matter will be treated for quorum purposes relevant to this matter as being present at the meeting and entitled to vote but not be so treated in determining whether a majority or other required percentage of the shares present and entitled to vote on the matter has been obtained.

         The Board of Directors unanimously recommends a vote FOR Proposal 5, amending the 1992 Stock Option Plan for Non-Employee Directors.

            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on its review of the copies of such forms received by it, the Company believes that, except as set forth below, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with. John F. Hegarty did not timely file three reports, covering five transactions. Upon discovery, appropriate reports were subsequently filed by Mr. Hegarty.

                             STOCKHOLDERS PROPOSALS

         In order for a stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders, the proposal must be received by the Company no later than December 3, 1999.

                                  OTHER MATTERS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP as independent public auditors to audit the financial statements of the Company for the year ending December 31, 1999. Deloitte & Touche LLP have been the auditors for the Company and its subsidiaries since the Company's inception. Representatives of the firm are expected to be present at the annual meeting to respond to stockholders' questions and to have the opportunity to make any statements they consider appropriate.

     The Board of Directors has at this time no knowledge of any matters to be brought before this year's Annual Meeting other than those referred to above. However, if any other matters properly come before this year's Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

                                     GENERAL

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 is being mailed, together with this Proxy Statement, to each stockholder. Additional copies of such Annual Report and of the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022-4799, or from the Company. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $3,900 plus expenses. The Company will, upon request, reimburse brokers, banks and other nominees, for costs incurred by them in forwarding proxy material and the Annual Report to beneficial owners of Common Stock. In addition, directors, officers and regular employees of the Company and its subsidiaries, at no additional compensation, may solicit proxies by telephone, telegram or in person. All expenses in connection with soliciting management proxies for this year's Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy, are to be paid by the Company.

     The Company will provide without charge (except for exhibits) to any record or beneficial owner of its securities, on written request, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1998, including the financial statements and schedules thereto. Exhibits to said report will be provided upon payment of fees limited to the Company's reasonable expenses in furnishing such exhibits. Written requests should be directed to Cathy D. Shea, Assistant Secretary of the Company, 110 Summit Avenue, Montvale, New Jersey, 07645.

     In order to assure the presence of the necessary quorum at this year's Annual Meeting, and to save the Company the expense of further mailings, please date, sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of a proxy will not prevent a stockholder of record from voting in person at the meeting.

                             By Order of the Board of Directors,


                             Warren F. Brecht
                             Secretary

PROXY                                                                      PROXY
                           BUTLER INTERNATIONAL, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                   May 6, 1999

     The undersigned stockholder of BUTLER INTERNATIONAL, INC. hereby appoints JOHN F. HEGARTY, HUGH G. McBREEN, AND WARREN F. BRECHT, each with full power of substitution, as attorneys and proxies to vote all of the shares of stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held on Thursday, May 6, 1999 at 4:00 p.m. at its headquarters facility, 110 Summit Avenue, Montvale, New Jersey, or at any and all adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below, and for the transaction of such other business as may properly come before said meeting or any and all adjournments thereof, all as set forth in the April 6, 1999 Proxy Statement for said meeting:

The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5.

1. Election of Director.
   ___  FOR the nominee,         ___ WITHHOLD AUTHORITY to vote for the nominee,
        Edward M. Kopko              Edward M. Kopko

2. Proposal to increase the authorized  number of shares of Preferred Stock.
   ___  FOR           ___ AGAINST                 ___ ABSTAIN


3. Proposal to amend and restate the 1992 Employee Stock Plans (i) by increasing the aggregate number of shares of the Company's Common Stock that may be subject to option under the Employee Stock Plans; and (ii) by limiting the number of shares of the Company's Common Stock that may be granted to any one employee under the Employee Stock Plans in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended.
   ___ FOR            ___ AGAINST                 ___ ABSTAIN

4. Proposal to approve the Performance Bonus Plan for the President and Chief Executive Officer of the Company to qualify such plan under Section 162(m) of the Internal Revenue Code of 1986, as amended.
   ___  FOR           ___ AGAINST                 ___ ABSTAIN


5. Proposal to amend the 1992 Stock  Option  Plan for  Non-Employee Directors.
   ___ FOR            ___ AGAINST                 ___ ABSTAIN

         A majority of the members of said Proxy Committee who shall be present in person or by substitute at said meeting, or in case but one shall be present then that one, shall have and exercise all of the powers of said Proxy Committee.

         This Proxy will be voted as directed but if no direction is indicated will be voted FOR the election as director of the nominee listed herein; and FOR proposals 2 through 5 as described herein. On other matters that may come before said meeting, this Proxy will be voted in the discretion of the above-named Proxy Committee.

                                                 -------------------------------

                                                 -------------------------------
                                                   (Signature of Stockholder)

                                                 DATED:                     1999
                                                        --------------------

                                                Note:  Please  sign  exactly  as
                                                your name or names appear to the
                                                left. If the stock is registered
                                                in the  name  of more  than  one
                                                person,   the  proxy  should  be
                                                signed  by  all  named  holders.
                                                When    signing   as   attorney,
                                                executor, administrator, trustee
                                                or  guardian,  please  give full
                                                title. If a corporation,  please
                                                sign in full  corporate  name by
                                                president  or  other  authorized
                                                officer.   If   a   partnership,
                                                please sign in partnership  name
                                                by authorized person.

                                                                      APPENDIX A
                              AMENDED AND RESTATED
                           BUTLER INTERNATIONAL, INC.
                             1992 STOCK OPTION PLAN
              (as Proposed to be Amended and Restated May 6, 1999)

                                       I.

                                    THE PLAN

         The name of this Stock Option Plan shall be the Butler International, Inc. 1992 Stock Option Plan (referred to as the "Plan").

         The purpose of this Plan is to promote the growth and general prosperity of Butler International, Inc. (the "Company") by permitting it to grant options to purchase shares of its common stock in order to attract and retain the best available personnel for positions of substantial responsibility. It is further intended as an incentive for and to encourage stock ownership by certain individuals so that they may acquire or increase their proprietary interest in the success of the Company, and to encourage them to remain associated with and contribute to the success of the Company.

         The Plan shall be governed by the laws of the State of Maryland; if any provision hereof is held by any court of competent jurisdiction to be invalid or unenforceable, that provision shall be severed and the remaining provision shall continue to be fully effective.


         This plan shall become effective as of January 1, 1993. No grant of any option shall be valid unless granted prior to January 1, 2003.

                                      II.

                    ADMINISTRATION AND AMENDMENT OF THE PLAN

         The Plan shall be administered by the Executive Compensation Committee (the "Committee") which shall consist of at least two members of the Board of Directors who are not employees of the Company and who are appointed to the Committee from time to time by the Board of Directors. If any member of the Committee becomes an employee of the Company, his membership on the Committee shall automatically terminate. A majority of the Committee shall constitute a quorum and acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed to be valid acts of the Committee. No member of the Committee shall be eligible to receive an option under the Plan.

         The Company shall effect the grant of options to such employees and in such amounts as the Committee directs. The Committee from time to time may adopt rules and regulations for carrying out the Plan. The determination or the interpretations and constructions of any provision of the Plan by the Committee, shall be final and conclusive unless otherwise determined by the Board. The determinations or the interpretations and constructions of any provision of the Plan by the Board shall be final and conclusive. The Board of Directors may, insofar as permitted by law, from time to time, with respect to any shares of stock at the time not subject to outstanding options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the holders of a majority of the stock of the Company, no such revision or amendment shall change the number of shares of stock subject to the Plan (except as may occur as a result of an occurrence described in Section V), change the designation of the class of employees eligible to receive options, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon.

                                      III.

                                   ELIGIBILITY

         Options may be granted only to those individuals who in the discretion of the Committee have made significant contributions to the Company or any subsidiary thereof, including officers and directors who are full or part-time employees of the Company, but excluding directors who are not employees of the Company. The Plan does not and will not confer upon any right to employment with the Company, nor will the Plan have any effect upon his right, or upon the right of the Company, to terminate the association at any time. No more than 200,000 shares of Common Stock in options or awards may be granted, in total, in any one year, to any one individual, pursuant to this Plan, the Butler International, Inc. 1992 Incentive Stock Option Plan, and the Butler International, Inc. 1992 Stock Bonus Plan.

                                       IV.

                                  OPTION TERMS

         Stock Options granted pursuant to this Plan shall be evidenced by a stock option agreement executed by the Company and by the optionee to whom such option is granted, which options shall contain or be subject to the following terms and conditions:

A. Each agreement shall state the number of shares subject to the option granted.

B. The purchase price of each share under the option shall be established by the Committee at the time at which such option is granted, provided that no such purchase price shall be less than 100% of the fair market value of the Stock at the time of grant.

C. The period of the option shall be that which is established by the Committee at the time at which the option is granted, provided that no option granted shall be exercisable after the expiration of ten years from the date of grant.

D. The option may be exercised only if the optionee has been continuously associated with the Company since the date of the grant. Except as otherwise specifically provided herein, the optionee must hold the option for at least six (6) months prior to exercise. If an optionee shall cease to be associated with the Company for any reason other than death, he may, but only within two weeks of such cessation, exercise his option to the extent he was entitled to exercise it as of the date of such cessation.

In the event of death of an optionee while associated with the Company, the option shall be exercisable only within three months of the date of the optionee's death and then only by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee and shall be exercisable only to the extent that the optionee was entitled to exercise the option at the date of his death.

If an optionee is terminated without cause, his options may, but only at the express discretion of the Board, continue to be exercised throughout their term, as defined in this Section.

E. The option price shall be paid in cash, by check, or, with the consent of the Committee, by a non-interest bearing promissory note up to the limit permitted under the Federal Reserve Board regulations, of term no greater than seven years, payable to the Company, which shall be secured by a pledge of the shares to be acquired upon exercise of the Option. In addition, payment for shares purchased under an option may, with the consent of the Committee, be made, in whole or in part, by tendering shares of the Company's common stock, valued at fair market value, in lieu of cash.

F. Options granted under the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of the descent or distribution, and may be exercised during the lifetime of the optionee only by that optionee.

G. The number of shares and exercise price of any option granted hereunder shall be adjusted to take into account any stock dividends, stock splits, stock exchanges, mergers, consolidation or other capital changes, excluding payment of cash dividends, occurring between the date of grant and the date of exercise.

H. The option agreements authorized under this Plan shall contain such other provisions or restrictions as the Committee or the Board of Directors shall deem advisable.

                                       V.

                                UNDERLYING SHARES

The Company shall set aside 1,730,000 shares of its common stock (after taking account of the 1 for 6 reverse stock split effective June 29, 1992) to be made available for stock options granted pursuant to this Plan, the Butler
International, Inc. 1992 Incentive Stock Option Plan, and the Butler International, Inc. 1992 Stock Bonus Plan. The number of shares available shall be adjusted to take into account any future stock dividends, stock splits, stock exchanges, mergers, consolidations or other capital changes.

         Exercise of any options granted hereunder shall be further subject to compliance with all state and federal laws relating to the offer and sale of securities. In the event shares of stock subject to such options are not covered by a registration statement, such options may be exercised only upon the optionee making certain representations in writing to the Company that, at the time of such exercise, the optionee intends to acquire such shares for investment and not for distribution or resale and certain other representations relating to the optionee's intent as in the opinion of counsel to the Company may be necessary to qualify the offer and sale of such shares for such exemptions, if any, from the registration requirements of state and federal securities laws as may be deemed to be available. If any law or regulation of the Securities and Exchange Commission, or of any other commission or agency having jurisdiction or regulatory authority over the issuance of such shares shall require the Company or the exercising optionee to take any action with respect to the shares of stock acquired by the exercise of the option, then the date upon which the Company shall deliver or cause to be delivered the stock certificate or certificates for the shares of stock shall be postponed until full compliance has been made with all such requirements. Although not bound by anything herein to do so, the Company may file a registration statement with the appropriate state and federal regulatory authorities as to the shares of stock subject to such options. In the event the Company does file such a registration statement, the Company may, but is not obligated to, maintain the effectiveness of such registration statement by filing amended and supplemental prospectuses with the appropriate regulatory authorities.

                              AMENDED AND RESTATED
                           BUTLER INTERNATIONAL, INC.
                        1992 INCENTIVE STOCK OPTION PLAN
              (As Proposed to be Amended and Restated May 6, 1999)

         The purpose of the Butler International, Inc. 1992 Incentive Stock Option Plan (the "Plan") is to advance the interests of Butler International, Inc. (hereinafter called the "Company") and its stockholders by strengthening the Company's ability to attract and retain employees of experience and ability and to furnish additional incentives to those employees upon whose judgment, initiative, and efforts the successful conduct and development of the business of the Company largely depends. This Plan is intended to be an incentive stock option plan within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted in accordance with the terms hereof and as provided in Section 422A of the Code are to be incentive stock options. Options granted and not so qualifying under the Code are called non-qualified stock options. Options granted and not so qualifying under the Code are called non-qualified stock options. The Plan will be effective as of January 1, 1993.

         1. Administration and Amendment of the Plan. The Plan shall be administered by the Executive Compensation Committee (the "Committee") which shall consist of at least two members of the Board of Directors who are not employees of the Company and who are appointed to the Committee from time to time by the Board of Directors. If any member of the Committee becomes an employee of the Company, his membership on the Committee shall automatically terminate. A majority of the Committee shall constitute a quorum and acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed to be valid acts of the Committee. No member of the Committee shall be eligible to receive an option under the Plan.

         The Company shall effect the grant of options to such employees and in such amounts as the Committee directs. The Committee, from time to time, may adopt rules and regulations for carrying out the Plan. The determination or the interpretations and constructions of any provision of the Plan by the Committee, shall be final and conclusive unless otherwise determined by the Board. The determinations or the interpretations and constructions of any provision of the Plan by the Board, shall be final and conclusive. The Board of Directors may, insofar as permitted by law, from time to time, with respect to any shares of Stock (as defined below) at the time not subject to outstanding options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the holders of a majority of the Stock of the Company, no such revision or amendment shall change the number of shares of Stock subject to the Plan (except as may occur as a result of an occurrence described in Section (6), change the designation of the class of employees eligible to receive options, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon.

         2. Shares of Stock Subject to the Plan. A total of 1,730,000 shares of the authorized common stock of the Company, par value $0.001 per share ("Stock"), (after taking account of the 1 for 6 reverse stock split effective June 29, 1992) shall be reserved for issuance under the Plan, the Butler International, Inc. 1992 Stock Option Plan and the Butler International, Inc. 1992 Stock Bonus Plan. Such shares subject under the Plan to an option which, for any reason, expires or is terminated unexercised may again be subject to an option under the Plan.

         3. Eligibility. Options may be granted only to those individuals who in the discretion of the Committee have made significant contributions to the Company or any subsidiary thereof, including officers and directors who are full or part-time employees of the Company, but excluding directors that are not employees of the Company. The Plan does not and will not confer upon any right to employment with the Company, nor will the Plan have any effect upon his right, or upon the right of the Company, to terminate the association at any time No more than 200,000 shares of common stock in options or awards may be granted , in total, in any one year, to any one individual, pursuant to this Plan, the Butler International, Inc. 1992 Stock Option Plan and the Butler International, Inc. 1992 Stock Bonus Plan.

         4. Price. The exercise price shall be not less than the fair market value of the Stock on the day the option is granted; provided however that if the employee to whom the option is granted, on the date of grant, possesses more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company, then the exercise price shall be at least 110 percent of the fair market value of the shares of Stock subject to the option on the day the option is granted. In the event that the Company's Stock is traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") then the fair market value of the Stock will be the average between the closing bid and asked price as reported by NASDAQ or such other similar and/or replacement quotation system on the day the option is granted.

         5. Other Terms and Conditions. Each option granted shall be evidenced by a stock option agreement which shall be executed by the Company and by the employee to whom such option is granted (the "optionee") and shall contain, or be subject to, the following terms and conditions:


(a) The option, by its terms, shall not be exercisable after the period of time established by the Committee provided that no option granted shall be exercisable after the expiration of ten years from the date of grant; provided further that no option granted to an employee who, on the date of grant, possesses more than ten percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company shall be exercisable after the expiration of five years from the date of grant. Except as otherwise specifically provided herein, no option granted hereunder shall be exercisable until six months after the grant thereof.

(b) The option can be exercised only if the optionee has been continuously employed by the Company since the date of its grant. Absence on leave approved by the Company shall not be considered an interruption of employment. If an optionee shall cease to be employed by the Company for any reason other than death, retirement or disability (within the meaning of Section 105 (d)(4) of the Code), he or she may, but only within three months of such cessation (but in no event more than ten years from the date of grant), exercise his or her options to the extent that he or she was entitled to exercise it as of the date of the cessation. The Plan does not and will not confer upon any optionee any right with respect to continuance of employment by the Company, nor will it interfere in any way with his or her right, or the Company's right, to terminate his or her employment at any time. In the event of the disability or retirement of an optionee while in the employ of the Company, the option shall be exercisable only within two weeks of the date of the optionee's disability or retirement (but in no event more than ten years from the date of grant) and shall be exercisable only to the extent that the optionee was entitled to exercise the option at the date of his or her disability or retirement. Upon the death of any optionee, while in active employment or within the two week period referred to above, the person or persons to whom such optionee's rights under the option are transferred by will or the laws of descent and distribution may within three months (but in no event more than ten years from the date of grant), of the date of such optionee's death, purchase all of any part of the shares with respect to which the optionee was entitled to exercise at the date of his or her death. If an optionee is terminated without cause, his options may, but only at the express discretion of the Board, continue to be exercised throughout their term. as defined in this Section.

(c)      The option shall be valid only if granted prior to January 1, 2003.

(d) Exercise of any options granted hereunder shall be further subject to compliance with all state and federal laws relating to the offer and sale of securities. In the event shares of Stock subject to such options are not covered by a registration statement, such options may be exercised only upon the optionee making certain representations in writing to the Company at the time of such exercise to the effect that the optionee intends to acquire such shares for investment and not for distribution or resale and such other representations relating to the optionee's intent as in the opinion of counsel to the Company may be necessary to qualify the offer and sales of such shares for such exemptions if any, from the registration requirements of state and federal securities laws as may be deemed to be available.

(e) The option price shall be paid in cash, by check, or, with the consent of the Committee, by a noninterest bearing promissory note up to the limit permitted under the Federal Reserve Board regulations, of term no greater than seven years, payable to the Company, which shall be secured by a pledge of the shares to be acquired upon exercise of the option. In addition, payment for shares purchased under an option may, with the consent of the Committee, be made, in whole or in part, by tendering shares of the Company's common stock, valued at fair market value, in lieu of cash.

(f) The option shall be nontransferable except by will or by the laws of descent and distribution, and during the lifetime of the optionee the option shall be exercisable only by the optionee. No optionee or person who acquired the right to exercise such option by will or by the laws of descent and distribution, as the case may be, will be deemed to be a holder of any shares subject to an option unless and until certificates for such shares are issued to him or her or such person.

(g) The aggregate value of stock options which may become initially exercisable in any calendar year shall not exceed $100,000. If the options initially exercisable in any calendar year do exceed $100,000, the excess over $100,000 shall be treated as non-qualified stock options.

(h) If provided for in the Incentive Stock Option Agreement, Optionee may, at any time while this Plan remains in effect, pursuant to paragraphs
         (1) through (3) below, sell any Stock acquired pursuant to the Plan back to the Company

         (1) In order to sell Stock back to the Company, Optionee must give written notice to the Company which states the number of shares he wishes to sell to the Company.


         (2) Within 30 calendar days after the Company's receipt of the notice described in paragraph (1), the Company will purchase all of the shares covered by Optionee's notice. Optionee may, by written notice, at any time, either withdraw his request to have his shares purchased or have the Company delay purchases of his shares pursuant to any purchase schedule Optionee may request.

         (3) All purchases under this Section will be made at the fair market value of the Stock on the date such shares are tendered.

         6. Dilution or other adjustments. In the discretion of the Board of Directors, the 1,730,000 shares of Stock reserved hereunder and under the Butler International, Inc. 1992 Stock Option Plan and the Butler International, Inc. 1992 Stock Bonus Plan, and the number of shares subject to, and the exercise price of, any options granted and outstanding hereunder shall be adjusted to take into account any future stock dividends, stock splits, stock exchanges, mergers, consolidations, reorganizations, recapitalizations, or other changes in the corporate structure affecting the Company's Stock.

                              AMENDED AND RESTATED
                           BUTLER INTERNATIONAL, INC.
                              1992 STOCK BONUS PLAN
              (As Proposed to be Amended and Restated May 6, 1999)

1. Purpose. This 1992 Stock Bonus Plan (the "Plan") of Butler International, Inc. (the "Company") is hereby adopted for the purpose of furthering the interests of the Company by providing incentives for officers and key employees of the Company who may be designated for participation in the Plan and to provide additional means of attracting and retaining competent personnel.

2. Administration. The Plan shall be administered by the Executive Compensation Committee (referred to herein as the "Committee"). The Committee shall at all times consist of at least two directors of the Company. All members of the Committee shall be "disinterested directors", as defined in Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended. Accordingly, no member of the Committee shall have received, for a period of at least one year prior to his or her serving as a member of the Committee, any grant or award of any equity securities of the Company pursuant to the Plan or any other plan of the Company except under any formula plan, ongoing securities acquisition plan, or pursuant to an election to receive an annual retainer in cash or securities, as described in Rule 16b-3. Committee members may not receive awards under the Plan.

3. Interpretation. Subject to the provisions of the Plan and applicable law, the Committee is authorized to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan and to any awards made thereunder, and to make all other determinations necessary or advisable for the administration of the Plan.


4. Participants. The Committee shall determine and designate from time to time those individuals who in the discretion of the Committee have made significant contributions to the Company or any subsidiary thereof, including officers and directors who are full or part-time employees of the Company, but excluding directors who are not employees of the Company. The Plan does not and will not confer upon any right to employment with the Company, nor will the Plan have any effect upon his right, or upon the right of the Company, to terminate the association at any time.

         The Committee may make awards pursuant to this Plan ("Awards") to such participants of shares of the common stock, par value $.001 per share, of the Company ("Shares") in such amounts as the Committee shall from time to time determine. No member of the Committee shall have any right to participate in the Plan or to vote or decide upon any matter relating solely to a member of his immediate family or solely to any rights or benefits of a member of his immediate family under the Plan. Participation in the Plan shall not confer any right of continuation of service as a director, officer or employee of the Company. No more than 200,000 shares of common stock in options or awards may be granted, in total, in any one year, to any one individual, pursuant to this Plan, the Butler International, Inc. 1992 Incentive Stock Option Plan and the Butler International, Inc. Stock Option Plan.

5. Criteria for Award. The Committee may make Awards under the Plan based on either of the following bases:

         (a) The Committee may determine those officers or employees of the Company who may become eligible to become participants, and establish certain goals or minimum targets which, if met or achieved, will enable each of the participants to receive an Award under the Plan; or

         (b) The Committee may identify those officers and employees who have made contributions to the Company and who are deserving of special awards for their efforts, and make an Award to each of them; or

         (c)      A combination of (a) and (b) above.

6. Shares Subject to the Plan. The Company shall reserve and keep available 1,730,000 Shares (after taking account of the 1 for 6 reverse stock split effective June 29, 1992) of the authorized and unissued Shares of the Company for issuance to participants under the Plan, the Butler International, Inc. 1992 Stock Option Plan and the Butler International, Inc. 1992 Incentive Stock Option Plan. If any Awards made under the Plan are forfeited, in whole or in part, the Shares so released from the Award may be made the subject of other Awards under the Plan.

7. Share Restructure. In the event there is any change in the Company's Shares, as by stock splits, reverse stock splits, stock dividends, reclassifications or recapitalization, the number and type of Shares available for Awards under the Plan shall be appropriately adjusted by the Committee.

8. Effect of Award. The granting of an Award shall take place only when an Award Certificate is executed by or on behalf of the Committee and delivered to the participant, and all conditions for the effectiveness of the Award have been satisfied. The issuance of an Award Certificate to a participant shall entitle such participant to receive the number of Shares specified in the Award Certificate as a bonus under this Plan, without any monetary consideration for such Shares.


9. Presentment of Award Certificates. To receive Shares upon the grant of an Award, a participant (or his successor) shall present and surrender the Award Certificate to the Secretary of the Company at the Company's principal executive offices within 30 days after the date of the Award. Certificates representing the shares will generally be issued to the participant within 15 days after proper presentment of the Award Certificate. If the Award Certificate is presented by the successor of a participant following his death, proof shall be submitted, satisfactory to the Committee, of the right of the successor to receive such Shares. If the Award Certificate is not presented within the proper time, the Award shall be deemed to have lapsed, unless the Committee extends the time for presentment, and the Shares issuable thereunder shall thereafter become available for future Awards.

10. Transfer of Awards. No Award or Award Certificate shall be transferable otherwise than by will or the laws of descent and distribution, and may be presented for issuance of Shares during his lifetime only by the participant and only in the manner set forth herein.


11. Termination and Forfeiture of Awards. An Award will terminate, be forfeited and lapse immediately if such participant's employment or relationship with the Company terminates for any reason other than the death or disability of the participant. If participant's employment or relationship with the Company is terminated for disability or death, the participant or his personal representative, estate or heirs, as the case may be, subject to any restrictions in effect or imposed by the Committee at the time the Award is made, may present the Award and receive the Shares during a period of six months after such date.

12. Rights as Stockholder. A participant shall have no rights as a stockholder until the date of the issuance to him of a certificate representing such Shares; provided, however, that in the absence of any extraordinary events, certificates representing Shares in respect of which an Award has been presented shall be issued on or before the tenth day after proper presentment. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Award is properly presented in the manner set forth herein.

13. Holding Period. A participant shall hold, and not sell or otherwise dispose of, Shares received under the Plan for a period of six months after the date of receipt of the Shares.


14. Amendments and Termination. The Board of Directors may, insofar as permitted by law, from time to time, with respect to any shares of stock at the time not subject to outstanding Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the holders of a majority of the stock of the Company, no such revision or amendment shall change the number of shares of stock subject to the Plan (except as may occur as a result of an occurrence described in Section 7), change the designation of the class of employees eligible to receive awards, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an award under the Plan while serving thereon.

15. Period of Plan. The Plan shall become effective on January 1, 1993; unless extended or earlier terminated by the Board of Directors, the Plan shall continue in effect until, and shall terminate on, the tenth anniversary of the effective date of the Plan.